UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2019

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri	63131
(Address of Principal Executive Offices)	(Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After 36 years of service to Edward D. Jones & Co., L.P. (“Edward Jones”), the principal operating subsidiary of The Jones Financial Companies, L.L.L.P. (the “Partnership”), and its clients, the Partnership announced that Daniel J. Timm, general partner of the Partnership, member of the Partnership’s Executive, Management, and Audit Committees, and the Co-Leader of Branch Development, intends to retire effective December 31, 2019. Mr. Timm began his career with Edward Jones in 1983 as a Financial Advisor in Iowa and South Dakota. He was named a general partner of the Partnership in 1998. During his tenure, Mr. Timm has held various roles at the Partnership, including in Financial Advisor Development and New Financial Advisor Training, as well as leader of Financial Advisor Training and Recruiting and Hiring, until assuming his current role. Since 2007, Mr. Timm has served as the Leader / Co-Leader of Branch Development, with overall responsibility for Edward Jones Financial Advisor and Branch Office Administrator roles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: July 10, 2019	By:	/s/ Kevin D. Bastien
		Name:	Kevin D. Bastien
		Title:	Chief Financial Officer